Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including Zip Code)

John J. Doherty

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

GT ADVANCED TECHNOLOGIES INC.

(Exact name of obligor as specified in its charter)

Delaware	03-0606749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Trafalgar Square

Nashua, New Hampshire 03063

(603) 883-5200

(Address of Principal Executive Offices, including Zip Code)

Convertible Senior Notes Due 2017

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of June 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st  of September 2012.

By:	/s/ John J. Doherty
John J. Doherty
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 21, 2012

	By:	/s/ John J. Doherty
John J. Doherty
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2012

($000’s)

6/30/2012
Assets
Cash and Balances Due From Depository Institutions	$15,399,893
Securities	72,720,824
Federal Funds	75,584
Loans & Lease Financing Receivables	211,830,660
Fixed Assets	5,286,747
Intangible Assets	12,383,063
Other Assets	25,125,941
Total Assets	$342,822,712

Liabilities
Deposits	$245,043,009
Fed Funds	6,587,299
Treasury Demand Notes	0
Trading Liabilities	937,898
Other Borrowed Money	35,563,317
Acceptances	0
Subordinated Notes and Debentures	5,829,815
Other Liabilities	11,359,611
Total Liabilities	$305,320,949

Equity
Minority Interest in Subsidiaries	$2,015,054
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	21,335,186
Total Equity Capital	$37,501,763

Total Liabilities and Equity Capital	$342,822,712